Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 29, 2024 relating to the consolidated financial statements of Gogoro Inc., appearing in the Annual Report on Form 20-F of Gogoro Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche
Taipei, Taiwan
Republic of China
August 23, 2024